Exhibit 3.2

BY-LAWS

OF

SIMMONS FIRST NATIONAL CORPORATION

ARTICLE I. OFFICES

The principal office of the Corporation in the State of Arkansas shall be located at 501 Main Street in the City of Pine Bluff, County of Jefferson. The Corporation may have such other offices, either within or without the State of Arkansas, as the Board of Directors (herein, “Board”) may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by The Arkansas Business Corporation Act of 1987, as amended, to be maintained in the State of Arkansas may be, but need not be, identical with the principal office in the State of Arkansas, and the address of the registered office may be changed from time to time by the Board.

ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders, for the purpose of electing directors and such other business as may properly come before the meeting, shall be held on such date and at such place as the Board shall from time to time determine by resolution adopted at a regular meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Arkansas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, Chief Executive Officer, President or by the Board, and shall be called by the Chairman of the Board or the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at a meeting.

Section 3. Place of Meeting. The Board may designate any place, either within or without the State of Arkansas, as the place of meeting for any annual meeting or for any special meeting called by the Board. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Arkansas.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless one of the purposes of the meeting is to increase the authorized capital stock or bond indebtedness of the Corporation, in which case the notice shall be delivered not less than sixty (60) nor more than seventy-five (75) days prior to the date of the meeting, either personally or by mail, at the direction of the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary, or the officer or persons calling the meeting of each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date of the meeting or action requiring a determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such action. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply, in the absence of further Board action, to any adjournment of such meeting to a date not more than one hundred-twenty (120) days after the date of the original meeting. In the event of any adjournment of a meeting, the Board may set a new record date for such adjourned meeting and, in all events, shall establish a new record date if the meeting is adjourned to a date more than one hundred-twenty (120) days after the date of the original meeting.

Section 6. Voting Lists. The officer or agent having charge of stock transfer books for shares of the Corporation shall make a list of the shareholders who are entitled to notice of the meeting, or any adjournment thereof, arranged in alphabetical order, with the address and number of shares held by each shareholder. This list, shall be kept on file at the principal office of the Corporation, commencing not later than two (2) business days after the mailing of the notice of the meeting, and shall be subject to inspection and, subject to the provisions of A.C.A. 4-27-1602(c), copying by any shareholder, at the expense of the shareholder, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such lists or transfer books or to vote at any meeting of shareholders.

Section 7. Quorum. A majority of the votes entitled to be cast, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the votes entitled to be cast are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by a duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share of Class A common stock shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by the fiduciary either in person or by proxy, without a transfer of such shares into such fiduciary’s name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held as trustee without a transfer of such shares into the trustee’s name.

Shares standing in the name of a receiver (including a trustee in bankruptcy) may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name, if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its stock held by its subsidiaries in a fiduciary capacity may be voted only by a co-fiduciary or by a person or persons designated in the instrument creating the fiduciary relationship. Shares of its own stock belonging to the Corporation or held by it or its subsidiaries in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, other than as specified above, and unless such shares may be voted by a co-fiduciary or designated as specified above, shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. Election of Directors. (a) In an uncontested election, each nominee for director shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

(b) In a contested election, each nominee for director shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

(c) If an incumbent director is a nominee in an uncontested election but is not thereby elected, the director shall immediately tender his or her resignation to the Board of Directors. The Board of Directors, through a process managed by the Nominating and Corporate Governance Committee, shall decide whether to accept such resignation no later than its next regularly scheduled Board meeting. Absent a compelling reason to do otherwise, the Board of Directors shall accept the resignation. The Board of Directors’ decision and, if the resignation is not accepted, an explanation thereof shall be disclosed promptly in a current report filed on Form 8-K with the United States Securities and Exchange Commission.

(d) An “uncontested election” means an election in which the number of nominees for director is less than or equal to the number of directors to be elected. A “contested election” means an election in which the number of nominees for director is greater than the number of directors to be elected.

(e) Shareholders shall not be allowed to vote cumulatively for the election of Directors.

Section 12. Business at Meetings of the Shareholders. (a) Annual Meetings. (i) At an annual meeting of the shareholders, only business (including, without limitation, the nomination of persons to serve as directors) that is properly brought before the meeting shall be conducted. Business is properly brought before a meeting only if it is (A) specified in the Corporation’s notice of meeting (or any supplements thereto), (B) brought before the meeting by or at the direction of the Board, or (C) brought by any Noticing Shareholder who (I) at the time of giving of the notice provided for in paragraph (a)(ii) of this Section 12, qualified as a Noticing Shareholder, (II) with respect to such business, is entitled to vote thereon, and (III) complies with all applicable notice procedures and other requirements set forth in this Section 12.

(ii) In order for a Noticing Shareholder to properly bring business (including, without limitation, the nomination of persons to serve as directors) before an annual meeting of the shareholders pursuant to clause (C) of paragraph (a)(i) of this Section 12, the Noticing Shareholder must have provided timely notice thereof in writing to the Secretary of the Corporation and the subject matter of such business (other than the nominations of persons to serve as directors) must constitute a proper matter for shareholder action at the meeting. A Noticing Shareholder’s notice is timely only if it is delivered to the Secretary of the Corporation at the principal office of the Corporation in the State of Arkansas not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the prior year’s annual meeting of the shareholders. Notwithstanding the foregoing, if the Corporation did not hold an annual meeting of the shareholders in the prior year or if the first anniversary of the prior year’s annual meeting of the shareholders is more than 30 days before or after the date of the current year’s annual meeting of the shareholders, a Noticing Shareholder’s notice is timely only if it is delivered to the Secretary of the Corporation at the principal office of the Corporation in the State of Arkansas no later than the close of business on either the 10th day after the Corporation publicly announces the date of the current year’s annual meeting of the shareholders or the 90th day before the date of the current year’s annual meeting of the shareholders, whichever is later. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a Noticing Shareholder’s notice as described above.

(iii) A Noticing Shareholder’s notice to the Secretary of the Corporation shall set forth:

(A)	with respect to each person whom the Noticing Shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(B)	with respect to business other than the nomination of persons to serve as directors, a brief description of the business proposed to be brought before the annual meeting of the shareholders, the text of the proposal or business (including the text of any resolutions and, if applicable, amendments to these By-Laws proposed for consideration), the reasons for conducting such business, and any material interest in such business of the Noticing Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)	with respect to the Noticing Shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(I)	the name and address of such shareholder (as they are listed in the Corporation’s books) and any such beneficial owner;

(II)	for each class or series, the number of shares of the Corporation’s capital stock that are held of record or are beneficially owned by such shareholder and by any such beneficial owner;

(III)	a description of any agreement, arrangement, or understanding between or among such shareholder and any such beneficial owner, any of their respective affiliates or associates, and any other persons (identifying their names) in connection with the business specified in the notice;

(IV)	a representation that such shareholder is a Noticing Shareholder entitled to vote at the annual meeting of the shareholders and intends to appear in person or by proxy at the meeting in order to present the business specified in the notice;

(V)	a representation concerning whether such shareholder or any such beneficial owner is or intends to be a part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve, adopt, elect, or otherwise take action with respect to the business specified in the notice and/or (2) otherwise solicit proxies from shareholders in support of such business; and

(VI)	any additional information concerning such shareholder, beneficial owner, director nominee, or the business specified in the notice that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or business pursuant to Section 14 of the Exchange Act.

(iv) The Corporation may require the Noticing Shareholder giving notice under this Section 12(a) and the beneficial owner, if any, on whose behalf the proposal is made to provide any such other information as the Corporation may reasonably require to determine whether each item of business specified in the notice constitutes a proper matter for shareholder action at the annual meeting of the shareholders.

(b) Special Meetings. At a special meeting of the shareholders, only business that is specified in the Corporation’s notice of meeting shall be conducted. If the Corporation’s notice of a special meeting of the shareholders includes the election of directors as business to be conducted, then nominations of persons to serve as directors may only be made (i) by or at the direction of the Board or (ii) by any Noticing Shareholder who (A) qualified as a Noticing Shareholder at the time of giving of the notice provided for in this Section 12(b), (B) at the time of the special meeting of the shareholders, shall be entitled to vote at the meeting, and (C) complies will all notice procedures set forth in this Section 12(b). For a nomination to be properly made by a Noticing Shareholder under this Section 12(b), such shareholder must have delivered a written notice thereof that complies with the notice requirements of Section 12(a)(iii) to the Secretary of the Corporation at the principal office of the Corporation in the State of Arkansas not later than the close of business on the 10th day after the Corporation publicly announces the date of the date of the special meeting of the shareholders. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c) General. (i) No business shall be conducted and no nominations for directors shall be made at an annual or special meeting of the shareholders except in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the chairman of the meeting shall have the power to determine and declare to the meeting that a nomination or other matter of business was not properly brought in accordance with the procedures set forth in this Section 12. If the chairman makes such a determination and declaration, such nomination or other business shall be disregarded and not conducted.

(ii) Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the Noticing Shareholder (or a qualified representative of such shareholder) does not appear at the annual or special meeting of the shareholders to present a nomination or other proposed business, such nomination shall be disregarded or such other proposed business shall not be conducted, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this paragraph (ii), to be considered a qualified representative of the Noticing Shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the annual or special meeting of the shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting of the shareholders.

(iii) Without limiting the foregoing provisions of this Section 12, a Noticing Shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 12; provided, however, that any references in these By-Laws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 12, and compliance with paragraphs (a)(i)(C) and (b) of this Section 12 shall be the exclusive means for a Noticing Shareholder to make nominations or bring other business (other than as provided in Section 12(c)(iv)).

(iv) Notwithstanding anything to the contrary, the notice requirements in this Section 12 shall be deemed satisfied by a Noticing Shareholder with respect to business proposed by such shareholder to the Corporation if such proposal is submitted in compliance with Rule 14a-8 under the Exchange Act, and if the Corporation has included such shareholder’s proposal in a proxy statement prepared by the Corporation to solicit proxies for an annual or special meeting of the shareholders.

(v) For purposes of this Section 12, a “Noticing Shareholder” means either a Record Holder or a Nominee Holder. A “Record Holder” means a shareholder of the Corporation who is a shareholder of record. A “Nominee Holder” means a person who holds shares of stock of the Corporation through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such person’s authority to vote such stock.

ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board.

Section 2. Number, Tenure and Qualifications. The number of directors with which this Corporation shall commence business shall be one, but the number of directors to be elected at the annual shareholders’ meeting shall be prescribed at said meeting, and shall be not less than five (5) nor more than twenty-five (25), the exact number within such minimum and maximum limits to be prescribed and determined from time to time by resolution of the shareholders at any meeting thereof, or by resolution of a majority of the Board. However, between shareholders’ meetings a majority of the Board may increase the number of directors by two (2) more than the number of directors last set by the shareholders, where such number was fifteen (15) or less, and by four (4) more than the number of directors last set by the shareholders, where such number was sixteen (16) or more, but in no event shall the number of directors exceed twenty-five (25). Each director shall hold office until the next annual meeting of the shareholders following the date of election and until a successor shall have been elected and qualified. Directors need not be residents of the State of Arkansas.

Section 3. Advisory Directors. The Board of this Corporation may elect individuals to serve as Advisory Directors, and they may attend meetings of the Board and may receive compensation for attendance. The Advisory Directors shall serve at the pleasure of the Board of this Corporation for such terms as the Board by resolution may establish. The function of such Advisory Directors shall be to advise and consult with the regular Board with respect to the affairs of the Corporation. Advisory Directors shall not be entitled to vote on matters which come before the Board or any committee thereof.

Section 4. Regular Meetings. The regular meetings of the Board shall be held, without notice, on the dates designated by resolution of the Board at the principal business office. When any regular meeting of the Board falls upon a holiday, the meeting shall be held the next business day unless the Board shall designate some other day.

Section 5. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or any three (3) or more directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Arkansas, as the place for holding any special meeting of the Board called by them.

Section 6. Notice. Notice of any special meeting shall be given, when practicable in light of the circumstances, at least one day previously thereto by written notice delivered personally, deposited into the United States mail, or sent by telefacsimile, e-mail or electronic process. If mailed, such notice shall be deemed to be delivered when deposited in the United Sates mail, with postage thereon prepaid. If notice is given by telefacsimile, e-mail or electronic process such notice shall be deemed to be delivered upon transmission. Any director may waive notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum and Voting. A majority of the number of directors prescribed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. A vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 8. Manner of Meeting. Any regular or special meeting may be conducted, in person or through the use of any means of electronic communication by which all directors participating may simultaneously hear each other during the meeting. If any meeting is held in which some or all of the directors participate therein through the use of electronic communication such director or directors shall be deemed to be present in person at the meeting.

Section 9. Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by an election at an annual meeting or at a special meeting of shareholders called for that purpose, or by the directors at a regular or special meeting as authorized in Article III.

Section 10. Compensation. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board or Board Committee, and may be paid a retainer plus a fixed sum for attendance at each meeting of the Board or Board Committee or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless (1) the Director objects to holding the meeting or transacting business at the meeting, or (2) a dissent or abstention shall be entered in the minutes of the meeting, or (3) the director shall deliver a written notice of dissent or abstention to such action to the presiding officer of the meeting before adjournment or to the Corporation immediately after adjournment. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12. Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting for the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

Section 13. Lead Director. There may be one independent director selected by the Board to be named Lead Director. Any director so elected shall preside at executive sessions of the directors, communicate with the Chief Executive Officer on any matters discussed by the directors in executive session, maintain the minutes of any executive session, and such other matters as directed by the directors. The Lead Director shall be elected annually at the first meeting of the directors after the annual meeting.

ARTICLE IV. COMMITTEES

Section 1. Standing Committees. The Corporation shall have five (5) standing committees, Executive Committee, Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Risk Committee. Each standing committee shall consist of such number of directors as the Board may determine, provided that no committee shall have fewer than three (3) directors. All standing committees, except the Executive Committee, shall consist of independent directors. The Board shall apply the independence criteria set forth in the applicable NASDAQ listing requirements and S.E.C. rules and regulations, noting the differing standards of independence that may be applicable to different committees or positions, as well any additional criteria that the Board may determine to be appropriate in assessing the independence of a director.

The size of each standing committee and the selection of the directors serving on each of the standing committees shall be determined by the Board annually. Each standing committee shall select a chairman and a secretary. The chairman shall preside over the meetings of the committee and the secretary shall record minutes of each meeting as a formal record of the deliberations and recommendations of the committee. Each standing committee shall meet in scheduled meetings as determined by the Board and upon call of the chairman or upon written request of two (2) or more members of the committee. Except for any executive sessions conducted by the committees, the Chairman of the Board and the Chief Executive Officer of the Corporation shall be authorized to attend all meetings of the standing committees.

The Board may delegate to any standing committee any of the powers and authority of the Board regarding management of the business and affairs of the Corporation, except those powers not subject to delegation as set forth in A.C.A. 4-27-825(e). Any decision made or action taken by any standing committee, based under such delegation, shall be reported to the Board at its next regular meeting.

Section 2. Executive Committee. The duties and responsibilities of the Executive Committee shall include, but shall not be limited to, the following:

(1)	Consult with the executive management regarding matters related to the policies and management decisions of the Corporation and its subsidiaries,

(2)	Monitor and assist, where desirable, in acquisition and merger matters,

(3)	Review and assist in the formulation of policies, and

(4)	Such other matters as may be delegated to the committee by the Board from time to time.

Section 3. Audit Committee. The Audit Committee shall assist the Board in fulfilling its responsibility to the Corporation’s shareholders with respect to its oversight of:

(1)	The integrity and accuracy of the Corporation’s financial statements;

(2)	The Corporation’s process for monitoring compliance with financial reporting laws and regulations;

(3)	The Corporation’s internal system of accounting and financial controls;

(4)	The Corporation’s internal audit function and financial audit process;

(5)	The appointment, compensation, retention and evaluation of the Corporation’s independent auditor and Internal Audit Group Manager; and

(6)	Such other matters as may be delegated to the committee by the Board from time to time.

The authority, duties and responsibilities of the committee shall be set forth in a Committee Charter adopted by the committee and approved by the Board.

Section 4. Compensation Committee. The Compensation Committee shall assist the Board in fulfilling its responsibility to the Corporation’s shareholders with respect to its oversight of:

(1)	The Corporation’s Human Resources Group in developing and implementing appropriate organizational plans and compensation philosophy for the Corporation and its subsidiaries;

(2)	The Corporation’s Human Resources Group in developing and administering personnel-related policies, procedures, plans, agreements and programs for the Corporation and its subsidiaries;

(3)	The Corporation’s overall compliance with applicable laws, rules and regulations in the area of human resources;

(4)	The recruitment, appointment and evaluation of the Chief Executive Officer and other senior executive officers comprising Management of the Corporation;

(5)	The compensation and benefit plans of the Chief Executive Officer and other senior executive officers comprising Management of the Corporation;

(6)	The Chief Executive Officer and Management succession planning process;

(7)	The form and amount of director compensation; and

(8)	Such other matters as may be delegated to the committee by the Board from time to time.

The authority, duties and responsibilities of the committee shall be set forth in a Committee Charter adopted by the committee and approved by the Board.

Section 5. Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall assist the Board in fulfilling its responsibility to the Corporation’s shareholders with respect to its oversight of:

(1)	The identification, evaluation and recommendation of prospective directors and advisory directors of the Corporation and its subsidiaries;

(2)	The evaluation of the existing directors and advisory directors of the Corporation and its subsidiaries;

(3)	The assignment of the existing directors and advisory directors of the Corporation and its subsidiaries to the various committees of the Board and the boards of the Corporation’s subsidiaries;

(4)	The evaluation of the charters of the various committees of the Board and the boards of the Corporation’s subsidiaries;

(5)	The development and continued review of a set of Corporate Governance Principles applicable to the Corporation and its subsidiaries;

(6)	The By-Laws of the Corporation and its subsidiaries; and

(7)	Such other matters as may be delegated to the committee by the Board from time to time.

The authority, duties and responsibilities of the committee shall be set forth in a Committee Charter adopted by the committee and approved by the Board.

Section 6. Risk Committee. The Risk Committee shall assist the Board in fulfilling its responsibility to the Corporation’s shareholders with respect to its oversight of:

(1)	The Corporation’s enterprise risk management function; regulatory compliance function and overall risk governance strucuture;

(2)	The development of the Corporation’s Risk Appetite Statement, which is further supported by the Corporation’s Risk Appetite Framework;

(3)	The development and implementation of the Corporation’s Risk Appetite Framework, with an enterprise view of risk capacity, risk appetite, risk tolerances, risk limits, and which is further supported by the Corporation’s Enterprise Risk Management Framework;

(4)	The development and implementation of the Corporation’s Enterprise Risk Management Framework, including the implementation of consistent policies, procedures, processes and systems for identifying, measuring, monitoring, controlling and reporting risks of all types, including the categories of credit risk, market risk, liquidity risk, operational risk, regulatory compliance risk, legal risk, reputation risk and strategic risk;

(5)	The adequacy of the Corporation’s annual Enterprise Risk Self-Assessment; and

(6)	Such other matters as may be delegated to the committee by the Board from time to time.

The authority, duties and responsibilities of the committee shall be set forth in a Committee Charter adopted by the committee and approved by the Board.

Section 7. Other Committees. The Board may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than three (3) directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The Secretary shall maintain a list of the committees of the Corporation, as same exist from time to time, and attach a copy hereto as an Appendix.

Section 8. Procedure. A majority of the members of any committee may fix its rules of procedure. Upon the request of the Board, all actions by any committee shall be reported to the Board which actions shall be subject to revision, alteration and approval by the Board; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE V. OFFICERS

Section 1. Number. The officers of the Corporation shall be appointed or elected by the Board. The officers shall be a Chairman of the Board, a Chief Executive Officer, President, such number of Vice Chairman, Vice Presidents or other officers as the Board may from time to time determine, a Secretary, a Chief Financial Officer, a Treasurer, and a Controller. The Chairman of the Board shall preside at all meetings of the Board and stockholders and shall perform such other duties as may be assigned from time to time by the Board. In the absence of the Chairman or if such office shall be vacant, the lead director shall preside at all meetings of the Board and the Chief Executive Officer shall preside at all meetings of the stockholders. In the absence of a lead director, the Chief Executive Officer shall preside at all meetings of the Board, and in the absence of any of them, any other Board member designated by the Board may preside at all meetings of the stockholders and of the Board. The Board may appoint or elect a person as a Vice Chairman without regard to whether such person is a member of the Board. Any two or more offices may be held by the same person. The Secretary, or such officer as the Board may designate, shall maintain a list of the officers of the Corporation, as same exist from time to time and attach a copy hereto as an Appendix.

Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly elected and qualified or until such officer’s death, resignation or removal in the manner hereinafter provided.

Section 3. Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice as to any contract rights of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

Section 5. Duties. The officers, agents, and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and such other duties and powers as may be assigned to them from time to time by the Board or the Chief Executive Officer.

Section 6. Salaries. The salaries of the Chairman of the Board and the Chief Executive Officer shall be fixed from time to time by the Board upon recommendation from the Compensation Committee. The salaries of the officers (other than the Chairman of the Board and the Chief Executive Officer) shall be presented from time to time by the Chief Executive Officer to the Compensation Committee and the Board for review and approval. No officer shall be prevented from receiving a salary due to service as a director of the Corporation.

ARTICLE VI. CONTRACTS, LOANS, CHECK AND DEPOSITS

Section 1. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of an on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined by resolution of the Board.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

ARTICLE VII. SHARES AND THEIR TRANSFER

Section 1. Shares. The shares of the Corporation may be represented by certificates or may be uncertificated. The shares of stock of the Corporation shall be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A for the Securities Exchange Act of 1934, as amended.

Section 2. Certificates of Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice-President and by the Secretary or an Assistant Secretary. All Certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board may prescribe.

Section 3. Uncertificated Shares. The Corporation may issue shares of stock in the form of uncertificated shares. Any such uncertificated shares of stock shall be credited to a book entry account maintained by the Corporation (or its designee) on behalf of the shareholder. No shares for which certificates are outstanding shall be issued as uncertificated shares until and unless said certificates are surrendered to the Corporation, transfer agent or registrar on behalf of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the shareholder a written statement showing:

(1)	The name of the Corporation;

(2)	The state of its organization;

(3)	The name of the person or persons to whom the shares are issued;

(4)	The number and class of shares and the designation of the series, if any;

(5)	The par value of the shares, or if the shares have no par value, a statement of such fact;

(6)	If the Corporation is authorized to issue different classes of shares or different series within a class, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) or alternatively, a statement that the Corporation will furnish the shareholder this information, without charge, upon a request in writing;

(7)	Any restriction on the transfer or registration of transfer of the shares; and

(8)	Any other matters required by law.

Section 4. Transfer of Shares. The Board shall have power to appoint one or more transfer agents and registrars for the transfer and registration of shares of the Corporation’s stock, to elect to participate in one or more Direct Registration Programs for uncertificated shares and may require that any certificates for stock or debentures shall be countersigned and registered by one or more of such transfer agents and registrars. Transfer of shares of the Corporation shall be made only on the stock records of the Corporation. Any transfer of certificated shares shall be accomplished by the holder of record thereof or by a legal representative thereof, who shall furnish proper evidence of authority to transfer, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. Any transfer of uncertificated shares shall be accomplished in accordance with the applicable rules and regulations of a Direct Registration Program applicable to the shares of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year; provided, however, that the Board shall have the power to fix and change the fiscal year of the Corporation.

Section 2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declaration, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertaking, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President, or the Secretary. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Corporation in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Section are supplementary to any other provisions of these By-Laws.

Section 3. Records. The Articles of Incorporation, the By-Laws and proceedings of all meetings of the shareholders, the Board, standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary or other officers appointed to act as secretary of the meeting.

ARTICLE IX. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. General. This Corporation shall have the power to indemnify its directors, officers, employees and agents, and the directors, officers, employees and agents of the Corporation shall have the right to indemnity, to the extent and in the manner provided in the Arkansas Business Corporation Act, as amended.

Section 2. Mandatory Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act, as amended and as the same may be amended hereafter, against all expenses, liabilities and losses (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person, and the Corporation may in the discretion of the Board enter into indemnification agreements with its directors and officers. Such right of indemnification shall not be exclusive of any other right which such director or officer may have, or hereafter acquire, and, without limiting the generality of such statement, such director or officer shall be entitled to all rights of indemnification under any agreement, vote of shareholders, provision of law, or otherwise, as well as all rights under this section.

Section 3. Insurance. The Board may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director or officer of another corporation or as its representative in a partnership, joint venture, trust or other enterprise) against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.

Section 4. Indemnification for Expenses. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that such person is, or was, a director or officer of the Corporation (or is or was serving at the Corporation’s request as a director or officer of another corporation or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition such action, suit or proceeding (1) upon authorization (i) by the Board by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, (ii) if such a quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion, or (iii) by the shareholders; and (2) upon receipt of an undertaking by, or on behalf of, such person to repay such amount, if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the Corporation as authorized by relevant provisions of the Arkansas Business Corporation Act, as the same now exists or may hereafter by amended.

ARTICLE X. DIVIDENDS

The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE XI. SEAL

The Board may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal.”

ARTICLE XII. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the By-Laws, under the provisions of the Articles of Incorporation or under the provisions of any applicable law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII. BY-LAWS

Section 1. Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the principal business office of the Corporation, and shall be open for inspection to all shareholders, during business hours.

Section 2. Amendments. The By-Laws may be amended, altered or repealed, at any meeting of the Board, by a majority vote.